EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-69165, 333-81593, 333-90815, 333-37252, 333-42340, 333-47874, 333-58420 and 333-58422) and the Registration Statement on Form S-3 (Registration No. 333-86313) of InfoSpace, Inc. of our report dated March 15, 2002, appearing in the Annual Report on Form 10-K of InfoSpace, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Seattle, Washington
March 25, 2002